NUMBER

W

WARRANTS

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.
NEW YORK CITY TIME, JULY 18, 2011

CUSIP 693586 11 7

PRWT SERVICES, INC.

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring July 18, 2011 (the "Warrant") to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share ("Shares"), of PRWT Services, Inc., a Pennsylvania corporation (the "Corporation"), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Corporation such number of Shares of the Corporation at the price of $6.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, such payment to be made by check made payable to the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement between KBL Healthcare Acquisition Corp. III, predecessor in interest to the Corporation, and Continental Stock Transfer & Trust Company. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Corporation shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder's assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Corporation and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a shareholder of the Corporation.

The Corporation reserves the right to call the Warrant at any time prior to its exercise with a notice of call in writing to the holders of record of the Warrant, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $11.50 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

DATED:

COUNTERSIGNED
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
WARRANT AGENT

BY:

AUTHORIZED OFFICER

PRWT SERVICES, INC. CORPORATE SEAL 1988 PENNSYLVANIA

Harold T. Epps
PRESIDENT AND CHIEF EXECUTIVE OFFICER

EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

____

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: ______________________

____
(SIGNATURE)

____
(ADDRESS)

____

____
(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ________________________ hereby sell, assign, and transfer unto

____

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and to be delivered to ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

__________________________ of the Warrants represented by this Warrant Certificate, and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Warrant Certificate on the books of the Corporation, with full power of substitution in the premises.

Dated: ___________________________

____
(SIGNATURE)

Signature(s) Guaranteed:

By____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

THE SIGNATURE TO THIS ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER